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                                                                     EXHIBIT 3.3

                                            As Amended Through December 16, 1997


                                     BY-LAWS

                                       of

                    PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

                         (a Pennsylvania business trust)


                       Article 1. MEETINGS OF SHAREHOLDERS

                           Section 1.01. Place of Meeting. Meetings of
shareholders of the Trust shall be held at such place, within or without the Commonwealth of Pennsylvania, as may be fixed from time to time by the Board of Trustees. If no place is so fixed for a meeting, it shall be held at the Trust's then principal executive office.

                           Section 1.02. Annual Meeting. An annual meeting of
shareholders shall be held, unless the Board of Trustees shall fix some other hour or date therefor, no later than the second Wednesday of the sixth month following the end of each fiscal year of the Trust, at which the shareholders shall elect by plurality vote individuals to the office of Trustee as provided in Paragraph 2.B of the Trust Agreement of the Trust (the "Trust Agreement") and transact such other business as may properly be brought before the meeting.

                           Section 1.03. Special Meetings. Special meetings of
the shareholders may be called at any time by the Chairman or by the Chief Executive Officer or by the Board of Trustees or by shareholders entitled to cast at least 40% of the votes that all shareholders are entitled to cast at the particular meeting.

                           Section 1.04. Notice of Meetings. Written notice of
every meeting of shareholders shall be given in any manner permitted by law by or at the direction of the Secretary or such other person as is authorized by the Board of Trustees to each shareholder of record entitled to receipt thereof, at least ten (10) days, and not more than forty-five (45) days, prior to the day named for the meeting, unless a greater period of notice is required by law in a particular case.

                           Section 1.05. Organization. At every meeting of the
shareholders, the Chairman, or in his absence, the Chief Executive Officer, or, in the absence of both the Chairman and the Chief Executive Officer, the President, or, in the absence of the Chairman, the Chief Executive Officer and the President, a chairman chosen by the



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shareholders at the commencement of the meeting, shall act as chairman; and the
Secretary, or in his absence, a person appointed by the chairman, shall act as secretary.

                           Section 1.06. Voting. Except as otherwise specified
herein or in the Trust Agreement or required by law, whenever any action is to be taken by vote of shareholders, it shall be authorized by a majority of the votes cast by all shareholders on such matter and, if any shareholders are entitled to vote thereon as a class, upon receiving a majority of the votes cast by the shareholders entitled to vote as a class. In each election of trustees, the candidates receiving the highest number of votes, up to the number of trustees to be elected in such election, shall be elected.


                               Article 2. TRUSTEES

                           Section 2.01. Number and Term of Office. The number
of trustees of the Trust shall be designated from time to time by resolution of the Board of Trustees, such number to not be more than fifteen (15) nor less than five (5). Each trustee shall be elected for the term of three (3) years as set forth in Paragraph 2.B of the Trust Agreement and shall serve until his successor is elected and qualified or until his earlier death, resignation or removal.

                           Section 2.02. Resignations. Any trustee may resign at
any time by delivering to any other trustee and to the principal office of the Trust written notification of his resignation, which resignation shall be effective when received, but if the effect of such resignation shall be to reduce the number of trustees below five (5), no such resignation shall be effective until a successor shall have been elected by the remaining trustees.

                           Section 2.03. Annual Meeting. Immediately after each
annual election of trustees, the Board of Trustees shall meet for the purpose of organization, election of officers, appointment of the members of committees of the Board of Trustees, and the transaction of other business, at the place where such election of trustees was held. Notice of such meeting need not be given. In the absence of a quorum at said meeting, the same may be held at any other time and place specified in a notice given as hereinafter provided for special meetings of the Board of Trustees.

                           Section 2.04. Regular Meetings. Regular meetings of
the Board of Trustees shall be held at such time and place as may be designated from time to time by the Board of Trustees. If the date fixed for any such regular meeting is a legal holiday under the laws of the State where such meeting is to be held, then the same shall be held on the next succeeding secular day not a legal holiday under the laws of said State, or at such other time as may be determined by resolution of the Board of Trustees. At such meetings the Board of Trustees may transact such business as may be brought before the meeting.


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                           Section 2.05. Special Meetings. Special Meetings of
the Board of Trustees shall be called by the Chairman or by the Chief Executive Officer or by two or more of the other trustees and shall be held at such time and in such place as shall be designated in the notice of the meeting. Such notice shall be given by or at the direction of the person or persons authorized to call such meeting to each trustee at least two (2) days prior to the day named for the meeting, unless a different notice period is provided for hereunder based upon the subject matter of such meeting.

                           Section 2.06. (a) Organization; Quorum; Voting. Every
meeting of the Board of Trustees shall be presided over by the Chairman, if one has been selected and is present, and, if not, the Chief Executive Officer, or in the absence of the Chairman and the Chief Executive Officer, a chairman chosen by a majority of the trustees present. The Secretary, or in his absence, a person appointed by the chairman, shall act as secretary.

                           (b) A majority of the trustees in office, provided
that the majority consists of at least four (4) trustees, shall constitute a quorum for the conduct of business. Subject to the provisions of Section 6.04 of these By-Laws, trustees shall be deemed present at a meeting if by means of conference telephone or similar communications equipment all persons participating in the meeting can hear each other. If there are fewer than five
(5) trustees, the remainder shall constitute a quorum and must act to fill vacancies to bring the total number of trustees to at least five (5). If a quorum is not present at any meeting, a majority of the trustees present at the meeting may adjourn the meeting to any later date and the meeting may be held at such later date without any further notice.

                           (c) Except as otherwise required by law and except as
otherwise contemplated by Paragraph 3.R of the Trust Agreement and Section 3.01 of these By-Laws, the concurrence of a majority of the trustees present at any meeting at which a quorum is present shall be necessary to the validity of any action taken by them.

                           Section 2.07. Action By Written Consent. In lieu of a
meeting, action may be taken by the consent in writing of at least seventy-five percent (75%) of the trustees then serving. In any event, the concurrence or consent in writing of at least four (4) trustees shall be necessary to the validity of any action taken. The minimum voting requirements specified in this paragraph shall apply, as a minimum requirement, with respect to any and all action taken by the trustees under the Trust Agreement.

                           Section 2.08. Compensation. The Board of Trustees
shall have the authority to fix the compensation of trustees for their services as trustees. Any person serving as a trustee may also be a salaried officer of the Trust, but, in such event, no compensation shall be paid to such person in respect of his or her service as a trustee or as a member of any committee of the Board of Trustees.

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                              Article 3. COMMITTEES

                           Section 3.01. General. The Board of Trustees may, by
the vote of at least a majority of those trustees then in office, establish one or more standing or special committees to consist of one or more trustees of the Trust. Any committee, to the extent provided by the Board of Trustees, shall have and may exercise all of the powers and authority of the Board of Trustees except that a committee shall not have any power or authority as to the following: (i) the submission to shareholders of any action requiring approval of shareholders; (ii) the removal of any Trustee from the Board of Trustees or the creation or filling of vacancies in the Board of Trustees; (iii) the adoption, amendment or repeal of the Trust Agreement or these By-Laws; (iv) the amendment or repeal of any resolution of the Board that by its terms is amendable or repealable only by the Board; (v) action on matters committed by these By-Laws or resolution of the Board of Trustees to another committee of the Board; and (vi) final, formal action on behalf of the Trust prior to approval of the Board of Trustees unless final authority with respect to such matter has been specifically delegated by the Board of Trustees to such committee. In furtherance of the power of the Board of Trustees to establish committees of Trustees pursuant to Paragraph 3.R of the Trust Agreement and this Section 3.01, the Board of Trustees, by adoption of these By-Laws, has established the standing committees of the Board of Trustees set forth in Sections 3.02 through
3.04 hereof.

                           Section 3.02. The Audit Committee. (a) The Audit
Committee of the Board of Trustees shall consist of three trustees, each of whom shall (i) not be a current or former officer or employee of the Trust or of any affiliate of the Trust, and (ii) not receive compensation from the Trust other than in his or her capacity as trustee. The members of the Audit Committee shall be appointed annually by the Board of Trustees at the Annual Meeting of the Board of Trustees and shall serve at the pleasure of the Board of Trustees until the next Annual Meeting of the Board of Trustees and until their successors have been appointed. Vacancies at the Audit Committee may be filled by the Board of Trustees at any regular or special meeting of the Board of Trustees.

                           (b) The Board of Trustees shall appoint one member of
the Audit Committee as the Chair and a majority of the members of the Audit Committee shall constitute a quorum for the conduct of business. Regular meetings of the Audit Committee shall be held at such time and place as shall be designated from time to time by the Committee or the Board of Trustees. Special Meetings of the Audit Committee may be called by the Chair on not less than two
(2) days prior written notice. Such special meetings shall be held at such time and place as shall be designated in the call of the meeting.


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                           (c) The principal functions and responsibilities of
the Audit Committee shall be as follows: (i) make a recommendation to the Board of Trustees, not less than annually, with respect to the firm to engage as the Trust's external auditing firm and whether to terminate the Trust's relationship with any external auditing firm previously maintained; (ii) monitor factors which might adversely affect the independence of the Trust's external auditing firm; (iii) review, and make recommendations to the Board of Trustees with respect to, compensation of the Trust's external auditing firm; (iv) review the appointment and replacement of any senior internal auditing executives of the Trust or affiliates; (v) serve as a channel of communication between the Trust's external auditing firm and the Board of Trustees and between the Trust's senior internal auditor, if any, and the Board of Trustees; (vi) review the results of each external audit, including any qualifications in the opinion of the external auditing firm, any related management letter, management's responses to recommendations made by the external auditing firm in connection with the audit, reports submitted to the Audit Committee by the internal auditing department that are material to the Trust as a whole, and management's responses to those reports; (vii) review the Trust's annual financial statements prior to publication; (viii) review any significant disputes between management and the external auditing firm that arose in connection with the preparation of the Trust's annual financial statements; (ix) consider major changes and other major questions of choice regarding the appropriate auditing and accounting principles and practices to be followed when preparing the Trust's financial statements; and, (x) perform such other duties as may be assigned to the Audit Committee by the Board of Directors.

                           Section 3.03. The Executive Compensation and Human
Resources Committee. (a) The Executive Compensation and Human Resources Committee of the Board of Trustees shall consist of three trustees, each of whom shall be a "non-employee director" as that term is defined in Rule 16b-3 under the Securities Exchange Act of 1934. The members of the Executive Compensation and Human Resources Committee shall be appointed annually by the Board of Trustees at the Annual Meeting of the Board of Trustees and shall serve at the pleasure of the Board of Trustees until the next Annual Meeting of the Board of Trustees and until their successors have been appointed. Vacancies at the Executive Compensation and Human Resources Committee may be filled by the Board of Trustees at any regular or special meeting of the Board of Trustees.

                           (b) The Board of Trustees shall appoint one member of
the Executive Compensation and Human Resources Committee as the Chair and a majority of the members of the Executive Compensation and Human Resources Committee shall constitute a quorum for the conduct of business. Regular meetings of the Executive Compensation and Human Resources Committee shall be held at such time and place as shall be designated from time to time by the Committee or the Board of Trustees. Special Meetings of the Executive Compensation and Human Resources Committee may be called by the Chair on not less than

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two (2) days prior written notice. Such special meetings shall be held at such time and place as shall be designated in the call of the meeting.

                           (c) The principal functions and responsibilities of
the Executive Compensation and Human Resources Committee shall be as follows:
(i) review the Trust's principal personnel policies and benefit programs and monitor their implementation; (ii) review the compensation of senior executive officers of the Trust and the compensation policies of the Trust and their implementation, and make recommendations thereon to the Board of Trustees; (iii) appoint the persons, officers of Trust or an outside investment manager, to determine and direct the investment of the assets of any funded benefit plans of the Trust, all in accordance with the terms and conditions of such plans, or, if so provided in any such plan, serving in such capacity itself; (iv) appoint the members of the benefit plans administrative committee, as provided in the various plans; (v) review periodically the compensation of senior executive officers and submit to the Board of Trustees recommendations for adjustments;
(vi) review periodically the compensation level of Trustees and make recommendations to the Board of Trustees with respect thereto; (vii) recommend for approval by the Board of Trustees any performance objectives which may be required in connection with incentive or other programs, and, if so provided in any such plan, administering or managing the plan itself; (viii) administer the stock option plans of the Trust, subject to the terms of such plans, including the granting of any stock options thereunder, each to the extent provided in such plans; (ix) consider and recommend to the Board of Trustees prior to the annual meeting of shareholders nominees for election or reelection to the Board of Trustees at the annual meeting, and in the event a vacancy occurs, propose to the Board of Trustees individuals for election by the Board of Trustees, to serve until the next Annual Meeting of Shareholders; and, (x) perform such other duties as may be assigned to the Executive Compensation and Human Resources Committee by the Board of Trustees.

                           Section 3.04. The Property Committee. (a) The
Property Committee of the Board of Trustees shall consist of three trustees. The Chairman shall be a member of the Property Committee and the other two members shall be trustees who (i) are not current or former officers or employees of the Trust or of any affiliate of the Trust, and (ii) do not receive compensation from the Trust other than in their capacities as trustees. The Chief Executive Officer and the President shall be non-voting ex officio members of the Property Committee. The members of the Property Committee shall be appointed annually by the Board of Trustees at the Annual Meeting of the Board of Trustees and shall serve at the pleasure of the Board of Trustees until the next Annual Meeting of the Board of Trustees and until their successors have been appointed. Vacancies at the Property Committee may be filled by the Board of Trustees at any regular or special meeting of the Board of Trustees.


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                           (b) The Chairman shall be the Chair of the Property
Committee and a majority of the voting members of the Property Committee shall constitute a quorum for the conduct of business. Regular meetings of the Property Committee shall be held at such time and place as shall be designated from time to time by the Committee or the Board of Trustees. Special Meetings of the Property Committee may be called by the Chair on not less than two (2) days prior written notice. Such special meetings shall be held at such time and place as shall be designated in the call of the meeting.

                           (c) The principal functions and responsibilities of
the Property Committee shall be as follows: (i) review and make recommendations to the Board of Trustees with respect to all proposed acquisitions and dispositions of real property, and direct or indirect interests therein, by the Trust and its affiliates, including the economic and other principal terms of each such proposed transaction and the desirability thereof; (ii) review and make recommendations to the Board of Trustees with respect to all proposed expansions, refurbishing or new developments on properties owned by, and properties to be acquired by, the Trust or any of its affiliates; (iii) review on an annual basis the entire portfolio of real property, and interests therein, owned by the Trust and its affiliates and consider, among other matters, indications (with or without appraisals) of the current fair market value of the Trust's real property assets in relationship to their respective book values;
(iv) review and approve appropriate rental levels and lease terms for all properties owned, in whole or in part, directly or indirectly, by the Trust or any affiliate thereof and general maintenance and other expenditures and policies with respect to such properties; and, (v) perform such other duties as may be assigned to the Property Committee by the Board of Trustees.


                               Article 4. OFFICERS

                           Section 4.01. Number. The officers of the Trust shall
be a Chairman, a Chief Executive Officer, a President, a Chief Financial Officer, a Treasurer, a Secretary and may include one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as the Board of Trustees may authorize from time to time.

                           Section 4.02. Qualifications. The officers of the
Trust shall be natural persons of full age. Any person may hold any number of offices except that the Secretary shall not hold the office of Chief Executive Officer or President.

                           Section 4.03. Election and Term of Office. The
officers of the Trust shall be elected or appointed by the Board of Trustees and each shall serve at the pleasure of the Board of Trustees.


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                           Section 4.04. Resignations. Any officer may resign at
any time by giving written notice to the Board of Trustees, the Chief Executive Officer or the Secretary. The resignation shall be effective upon receipt thereof or at such subsequent time as may be specified in the notice of resignation. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                           Section 4.05. Chairman. The Chairman shall preside at
the meetings of the Board of Trustees and the Shareholders. The Chairman shall serve as Chair of the Property Committee of the Board of Trustees. The Chairman shall also perform such other duties as may be specified by the Board of Trustees from time to time and as do not conflict with the duties of the Chief Executive Officer or President.

                           Section 4.06. The Chief Executive Officer. The Chief
Executive Officer shall be the chief executive officer of the Trust and shall have general supervision over the business and operations of the Trust, subject, however, to the control of the Board of Trustees. He shall have the authority to execute and deliver, in the name and on behalf of the Trust, deeds, mortgages, bonds, agreements and other instruments authorized by the Board of Trustees, except in cases where the signing and execution thereof is expressly delegated by the Board of Trustees to some other officer or agent of the Trust; and, in general, he shall perform all duties incident to the office of Chief Executive Officer. The Chief Executive Officer shall also perform such other duties as may be assigned to him or her from time to time by the Board of Trustees.

                           Section 4.07. President. The President shall be the
chief operating officer of the Trust and shall be responsible for the day-to-day operations of the Trust, subject to the general supervision of the Chief Executive Officer. In the absence or unavailability of the Chief Executive Officer, he shall exercise the duties and responsibilities of that office and may, whether or not the Chief Executive Officer is present or available, execute and deliver documentation on behalf of the Trust to the same extent that the Chief Executive Officer is authorized hereby to do so. The President shall also perform such other duties as shall be assigned to him or her from time to time by the Board of Trustees.

                           Section 4.08. The Vice Presidents. In the absence or
disability of the Chief Executive Officer or the President or when so directed by the Chief Executive Officer or the President, any Vice President may perform all the duties of the Chief Executive Officer or the President, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer and the President; provided, however, that no Vice President shall act as a member of or as chairman of any committee of the Board of Trustees of which the Chief Executive Officer or the President is a member or chairman by designation or ex-officio, unless such Vice President is a member of the Board of Trustees and has been designated expressly by the Board of Trustees as the alternate to the

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Chief Executive Officer or the President for purposes of service on such committee. The Board of Trustees may appoint Executive, Senior and Assistant Vice Presidents. The Vice Presidents shall perform such other duties as from time to time may be assigned to them respectively by the Board of Trustees or the Chief Executive Officer or the President.

                           Section 4.09. Chief Financial Officer. The Chief
Financial Officer shall be the chief financial officer of the Trust. He shall be responsible for all internal and external financial statements and reports relating to the financial position and results of operations of the Trust and for the relationship between the Trust and its shareholders, institutional creditors, and the investment community. He may exercise any and all of the duties of the Treasurer under these By-Laws. The Chief Financial Officer shall also perform such other duties as shall be assigned to him or her from time to time by the Board of Trustees.

                           Section 4.10. The Treasurer. The Treasurer shall have
charge of all receipts and disbursements of the Trust and shall have or provide for the custody of its funds and securities. Unless the Board of Trustees determines otherwise, the Treasurer shall have full authority to invest such funds and securities; to receive and give receipts for all money due and payable to the Trust and to endorse checks, drafts, and warrants in its name and on its behalf and to give full discharge for the same. The Treasurer shall deposit the funds of the Trust, except such as may be invested or required for current use, in such banks or other places of deposit as the Board of Trustees may from time to time designate; and, in general, the Treasurer shall perform all duties incident to the office of Treasurer and such other duties as may from time to time be assigned to him or her by the Board of Trustees or the Chief Executive Officer or the President.

                           Section 4.11. Assistant Treasurers. In the absence or
disability of the Treasurer or when so directed by the Treasurer, any Assistant Treasurer may perform all the duties of the Treasurer, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Treasurer. The Assistant Treasurers shall perform such other duties as from time to time may be assigned to them respectively by the Board of Trustees, the President or the Treasurer.

                           Section 4.12. The Secretary. The Secretary shall
record all the votes of the shareholders and of the trustees and the minutes of the meetings of the shareholders and of the Board of Trustees in a book or books to be kept for that purpose and shall see that notices of meetings of the Board and shareholders are given; and, in general, the Secretary shall perform all duties incident to the office of Secretary, and such other duties as may from time to time be assigned to him or her by the Board of Trustees or the President.


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                           Section 4.13. Assistant Secretaries. In the absence
or disability of the Secretary or when so directed by the Secretary, any Assistant Secretary may perform all the duties of the Secretary, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary. The Assistant Secretaries shall perform such other duties as from time to time may be assigned to them respectively by the Board of Trustees, the Chief Executive Officer, the President, or the Secretary.


                           Article 5. INDEMNIFICATION OF
                                      TRUSTEES AND OFFICERS

                           Section 5.01. Indemnification. The Trust shall
indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, including actions by or in the right of the Trust, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a trustee or officer of the Trust, or is or was serving while a trustee or officer of the Trust at the request of the Trust as a trustee, officer, employee, agent, fiduciary or other representative of another corporation for profit or not-for-profit, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by such person in connection with such action or proceeding unless the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

                           Section 5.02. Advancement of Expenses. Expenses
(including attorneys fees) incurred by an officer or trustee of the Trust in defending any action or proceeding referred to in Section 5.01 shall be paid by the Trust in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Trust.

                           Section 5.03. Other Rights. No trustee shall be
personally liable for monetary damages for any action taken, or failure to take any action, except to the extent set forth in Paragraph 5.B of the Trust Agreement. The indemnification and advancement of expenses provided by or pursuant to this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Trust Agreement, any insurance or other agreement, vote of shareholders or trustees or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding an office, and shall continue as to a person who has ceased to be a

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trustee or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

                           Section 5.04. Security Fund; Indemnity Agreements. By
resolution of the Board of Trustees (notwithstanding their interest in the transaction), the Trust may create and fund a trust fund or fund of any nature, and may enter into agreements with its trustees, officers, employees and agents for the purpose of securing or insuring in any manner its obligation to indemnify or advance expenses provided for or authorized in this Article, the Trust Agreement, or any applicable law.

                           Section 5.05. Modification. The duties of the Trust
to indemnify and to advance expenses to a trustee or officer provided in this Article shall be in the nature of a contract between the Trust and each such trustee or officer, and no amendment or repeal of any provision of this Article, and no amendment or termination of any trust or other fund created pursuant to
Section 5.04, shall alter, to the detriment of such trustee or officer, the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment, repeal or termination.


                       Article 6. DEPOSITS, PROXIES, ETC.

                           Section 6.01. Deposits and Investments. All funds of
the Trust shall be deposited from time to time to the credit of the Trust in such banks, trust companies, or other depositaries, or invested in such manner, as may be authorized by these By-Laws or by the Board of Trustees and all such funds shall be withdrawn only upon checks signed by, or wire transmissions authorized by, and all such investments shall only be disposed of by, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer and such other officers or employees as the Board of Trustees may from time to time designate.

                           Section 6.02. Proxies. Unless otherwise ordered by
the Board of Trustees, any officer of the Trust may appoint an attorney or attorneys (who may be or include such officer himself), in the name and on behalf of the Trust, to cast the votes which the Trust may be entitled to cast as a shareholder or partner or business trust or otherwise in any other corporation, partnership, business trust or other entity any of whose shares or other securities are held by or for the Trust, at meetings of the holders of the shares or other securities of such other corporation or other entity, or, in connection with the ownership of such shares or other securities, to consent in writing to any action by such other corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Trust such written proxies or other instruments as he may deem necessary or proper in the premises.

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                           Section 6.03. Use of Conference Telephone Equipment.
One or more persons may participate in any meeting of the Board of Trustees or any committee thereof or the shareholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting by means of such equipment shall constitute presence in person at such meeting.


                     Article 7. SHARE CERTIFICATES; TRANSFER

                           Section 7.01. Share Certificates. Share certificates,
in the form prescribed by the Board of Trustees, shall be signed by the Chairman, the Chief Executive Officer, the President or a Vice President and by the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer of the Trust, but such signatures may be facsimiles, engraved or printed. In case any officer who has signed, or whose facsimile signature has been placed upon any share certificate shall have ceased to be such officer because of death, resignation, or otherwise, before the certificate is issued, it may be issued by the Trust with the same effect as if the officer had not ceased to be such at the date of its issue.

                           Section 7.02. Transfer of Shares. The Trust or a
Registrar or Transfer Agent of the Trust shall maintain books in which the ownership and transfer of the Trust's shares shall be definitively registered. Transfer of share certificates and the shares represented thereby shall be made only on the books of the Trust by the owner thereof or by his attorney thereunto authorized, by a power of attorney duly executed and filed with the Secretary or a Transfer Agent of the Trust and on surrender of the share certificates.

                           Section 7.03. Restrictions on Transfer. The
restrictions on transfer set forth in Paragraph 9 of the Trust Agreement shall remain in effect unless and until terminated or modified by amendment of the Trust Agreement or as otherwise provided for therein.

                           Section 7.04. Transfer Agent and Registrar;
Regulations. The Trust may, if and whenever the Board of Trustees so determines, maintain, in the Commonwealth of Pennsylvania and/or any other state of the United States, one or more transfer offices or agencies, each in charge of a Transfer Agent designated by the Board of Trustees, where the shares of the Trust shall be transferable, and also one or more registry offices, each in charge of a Registrar (which may also be a Transfer Agent) designated by the Board, where such shares shall be registered; and no certificates for shares of the Trust in respect of which a Transfer Agent shall have been designated shall be valid unless countersigned by such Transfer Agent and no certificates for shares of the Trust in respect of which a Registrar shall have been designated shall be valid unless registered by such Registrar. The Board of

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Trustees may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of its shares.

                           Section 7.05. Lost, Destroyed and Mutilated
Certificates. The Board of Trustees, by standing resolution or by resolutions with respect to particular cases, may authorize the issue of new share certificates in lieu of share certificates lost, destroyed or mutilated, upon such terms and conditions as the Board of Trustees may direct.


               Article 8. RELATION TO TRUST AGREEMENT; AMENDMENTS

                           Section 8.01. Relation to the Trust Agreement. These
By-Laws have been adopted by the Board of Trustees under the authority of Paragraph 3.0 of the Trust Agreement. These By-Laws are subordinate to the Trust Agreement in all respects and in the event of any conflict between the provisions of these By-Laws and the provisions of the Trust Agreement, the provisions of the Trust Agreement shall control.

                           Section 8.02. Amendments. Except as otherwise
provided by Section 5.05 of these By-Laws, these By-Laws may be amended or repealed, or new By-Laws may be adopted, either (i) by vote of the shareholders at any duly organized annual or special meeting of shareholders, or (ii) with respect to those matters that are not by statute committed exclusively to the shareholders and regardless of whether the shareholders have previously adopted or approved the bylaw being amended or repealed, by the Board of Trustees. Any change in these By-Laws shall take effect when adopted unless otherwise provided in the resolution effecting the change. No provision of these By-Laws shall vest any property right in any shareholder as such.


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